Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104
CONTACTS:

Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS FIRST QUARTER 2019 EPS OF $0.80
SEATTLE, WASHINGTON - May 7, 2019, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced first quarter 2019 financial results including the following highlights compared to the same quarter of 2018:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 5% to $0.80

•	Net Earnings Attributable to Shareholders increased 3% to $140 million

•	Operating Income decreased 3% to $188 million

•	Revenues increased 9% to $2.02 billion

•	Net Revenues[2] increased 3% to $654 million

•	Airfreight tonnage volume decreased 4% and ocean container volume increased 6%

“We are pleased with our results in Q1 2019, especially when we look at the comparison period last year that produced so many records and set an extremely high bar,” said Jeffrey S. Musser, President and Chief Executive Officer. “Customs brokerage and import services led the way this quarter on increased volumes and on-boarding new customers. Transcon, warehouse and distribution also posted solid gains on expanded business with current customers, as well as by winning new business. We increased the volume of ocean freight containers shipped by 6%, while also improving net revenue per container, particularly from exports out of North and South Asia. The air market was the only area that was challenged, particularly as customers reduced export volumes out of North Asia. I credit our air group for their efforts in a volatile pricing environment, and I thank everyone throughout our global network for their ongoing effort to handle the increase in volumes and business activity.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Operating efficiency (operating income as a percentage of net revenue) dipped below 30% this quarter, due largely to lower air net revenues, as well as our continuing investments in people at the district level to handle the increase in volumes, and investments in technology and facilities. Our effective tax rate declined from 31.1% in the first quarter of 2018 to 28.3% in 2019, largely due to the benefit from share-based compensation deductions, higher foreign tax credits and deductions for foreign derived investment income."

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
First Quarter 2019 Earnings Release, May 7, 2019
Financial Highlights for the Three months ended March 31, 2019 and 2018 (Unaudited)
(in 000's of US dollars except per share data)

	Three months ended March 31,
	2019	2018	% Change
Revenues	$2,020,051	$1,854,262	9%
Net revenues[1]	$654,114	$635,838	3%
Operating income	$187,601	$192,818	(3)%
Net earnings attributable to shareholders	$139,699	$135,692	3%
Diluted earnings attributable to shareholders per share	$0.80	$0.76	5%
Basic earnings attributable to shareholders per share	$0.81	$0.77	5%
Diluted weighted average shares outstanding	175,388	179,416
Basic weighted average shares outstanding	171,818	175,900
_______________________
1Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
During the three-month period ended March 31, 2019, we repurchased 0.6 million shares of common stock at an average price of $75.40 per share. During the three-month period ended March 31, 2018, we repurchased 2.7 million shares of common stock at an average price of $64.76 per share.

	Employee Full-time Equivalents as of March 31,
	2019	2018
North America	6,806	6,264
Europe	3,404	3,132
North Asia	2,540	2,579
South Asia	1,654	1,582
Middle East, Africa and India	1,541	1,478
Latin America	862	811
Information Systems	915	888
Corporate	380	351
Total	18,102	17,085

	First quarter year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2019
January	(2)%	8%
February	(6)%	3%
March	(2)%	6%
Quarter	(4)%	6%

_______________________
Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 10, 2019 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including our continued ability to manage increased volumes and business activity; the impact of the 2017 Tax Act and related interpretations on our effective tax rate; and risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$1,189,429	$923,735
Accounts receivable, less allowance for doubtful accounts of $12,727 at March 31, 2019 and $15,345 at December 31, 2018	1,353,725	1,581,530
Deferred contract costs	131,535	159,510
Other current assets	54,305	70,041
Total current assets	2,728,994	2,734,816
Property and equipment, less accumulated depreciation and amortization of $457,513 at March 31, 2019 and $446,977 at December 31, 2018	500,853	504,105
Operating lease right-of-use assets	349,140	—
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	37,781	40,465
Other assets, net	18,217	27,246
	$3,642,912	$3,314,559
Liabilities and Equity
Current Liabilities:
Accounts payable	$768,665	$902,259
Accrued expenses, primarily salaries and related costs	220,085	215,813
Contract liabilities	157,040	190,343
Current portion of operating lease liabilities	58,635	—
Federal, state and foreign income taxes	23,502	18,424
Total current liabilities	1,227,927	1,326,839
Noncurrent portion of operating lease liabilities	289,551	—

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding 171,648 shares at March 31, 2019 and 171,582 shares at December 31, 2018	1,716	1,716
Additional paid-in capital	3,978	1,896
Retained earnings	2,222,562	2,088,707
Accumulated other comprehensive loss	(103,986)	(105,481)
Total shareholders’ equity	2,124,270	1,986,838
Noncontrolling interest	1,164	882
Total equity	2,125,434	1,987,720
	$3,642,912	$3,314,559

07-May-2019	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2019	2018
Revenues:
Airfreight services	$714,901	$731,227
Ocean freight and ocean services	568,641	520,883
Customs brokerage and other services	736,509	602,152
Total revenues	2,020,051	1,854,262
Operating Expenses:
Airfreight services	509,210	513,504
Ocean freight and ocean services	420,331	379,418
Customs brokerage and other services	436,396	325,502
Salaries and related costs	356,910	339,895
Rent and occupancy costs	41,523	36,913
Depreciation and amortization	13,393	13,922
Selling and promotion	11,076	10,965
Other	43,611	41,325
Total operating expenses	1,832,450	1,661,444
Operating income	187,601	192,818
Other Income (Expense):
Interest income	6,106	4,314
Other, net	1,665	624
Other income (expense), net	7,771	4,938
Earnings before income taxes	195,372	197,756
Income tax expense	55,261	61,556
Net earnings	140,111	136,200
Less net earnings attributable to the noncontrolling interest	412	508
Net earnings attributable to shareholders	$139,699	$135,692
Diluted earnings attributable to shareholders per share	$0.80	$0.76
Basic earnings attributable to shareholders per share	$0.81	$0.77
Weighted average diluted shares outstanding	175,388	179,416
Weighted average basic shares outstanding	171,818	175,900

07-May-2019	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2019	2018
Operating Activities:
Net earnings	$140,111	$136,200
Adjustments to reconcile net earnings to net cash from operating activities:
Recoveries on accounts receivable	(1,888)	(265)
Deferred income tax expense	2,108	2,853
Stock compensation expense	13,382	11,267
Depreciation and amortization	13,393	13,922
Other, net	189	48
Changes in operating assets and liabilities:
Decrease in accounts receivables	230,477	100,647
Decrease in accounts payable and accrued expenses	(122,283)	(45,844)
Decrease in deferred contract costs	31,259	3,407
Decrease in contract liabilities	(36,725)	(7,401)
Increase in income taxes payable, net	16,993	19,509
Decrease in other, net	2,467	1,134
Net cash from operating activities	289,483	235,477
Investing Activities:
Purchase of property and equipment	(9,435)	(13,796)
Other, net	255	(431)
Net cash from investing activities	(9,180)	(14,227)
Financing Activities:
Proceeds from issuance of common stock	27,190	26,397
Repurchases of common stock	(44,334)	(172,360)
Net cash from financing activities	(17,144)	(145,963)
Effect of exchange rate changes on cash and cash equivalents	2,535	6,515
Increase in cash and cash equivalents	265,694	81,802
Cash and cash equivalents at beginning of period	923,735	1,051,099
Cash and cash equivalents at end of period	$1,189,429	$1,132,901
Taxes paid:
Income taxes	37,253	38,519

07-May-2019	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended March 31, 2019:
Revenues from unaffiliated customers	$681,424	85,103	35,949	617,000	171,930	320,049	108,596	—	2,020,051
Transfers between geographic areas [1]	$(21,640)	6,307	(1,770)	15,853	5,249	(7,359)	4,079	(719)	—
Total revenues	$659,784	91,410	34,179	632,853	177,179	312,690	112,675	(719)	2,020,051
Net revenues	$292,429	35,169	15,063	134,207	47,369	96,795	33,172	(90)	654,114
Operating income	$74,013	10,960	2,636	65,780	15,907	13,952	4,361	(8)	187,601
Identifiable assets	$1,906,278	175,034	71,168	511,589	174,512	579,924	234,195	(9,788)	3,642,912
Capital expenditures	$6,915	228	93	344	176	982	697	—	9,435
Depreciation and amortization	$8,222	467	432	1,407	536	1,831	498	—	13,393
Equity	$1,401,450	82,170	28,581	238,518	114,290	165,718	126,953	(32,246)	2,125,434
Three months ended March 31, 2018:
Revenues from unaffiliated customers	$534,869	76,525	32,722	630,572	168,600	305,792	105,182	—	1,854,262
Transfers between geographic areas	$28,881	3,562	3,387	6,017	6,550	14,188	5,355	(67,940)	—
Total revenues	$563,750	80,087	36,109	636,589	175,150	319,980	110,537	(67,940)	1,854,262
Net revenues	$277,185	30,447	14,745	137,208	44,406	98,635	33,201	11	635,838
Operating income	$69,648	9,018	2,370	69,923	15,132	19,278	7,438	11	192,818
Identifiable assets	$1,558,181	165,368	55,036	542,965	153,411	533,012	208,173	(3,665)	3,212,481
Capital expenditures	$3,171	1,528	505	784	329	7,191	288	—	13,796
Depreciation and amortization	$8,765	398	368	1,376	583	1,976	456	—	13,922
Equity	$1,247,522	68,050	27,226	278,651	105,642	160,038	128,487	(33,350)	1,982,266
1During the quarter ended March 31, 2019, the Company revised the process used to record the transfer, between its geographic operating segments, of revenues and the directly related cost of transportation expenses for freight service transactions between Company origin and destination locations. There were no changes for services rendered at the origin, such as pick-up and delivery to port, nor for services rendered at the destination, such as customs clearance and final delivery. The change in process had no impact on reported segment net revenues or operating income nor on reported consolidated revenues or expenses. Prior year segment revenues have not been revised.

07-May-2019	Expeditors International of Washington, Inc.	Page 6 of 7

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenues are one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended
	March 31,
(in thousands)	2019	2018
Total revenues	$2,020,051	$1,854,262
Expenses:
Airfreight services	509,210	513,504
Ocean freight and ocean services	420,331	379,418
Customs brokerage and other services	436,396	325,502
Net revenues	$654,114	$635,838

07-May-2019	Expeditors International of Washington, Inc.	Page 7 of 7